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                                                                    EXHIBIT 10.1

                     WIPRO EMPLOYEE STOCK OPTION PLAN 1999

1.   Short title, extent and commencement

a.   This Plan may be called the "WESOP 99."

b. It applies only to the bona fide employees of the Company and all subsidiaries whether now or hereafter existing, who are in whole time employment with the Company as well as to all the Directors of the Company.

c. It shall be deemed to have come into force on the 29/th/ July 1999 or on such other date as may be decided by the Board of Directors of the Company.

1.   Objectives of the Plan

The principal objectives of this Plan are to:

a.   Attract, retain and motivate talented and critical employees

b.   Encourage employees to align individual performance with company objectives

c. Reward employee performance with ownership in proportion to their contribution

d.   Align employee interest with those of the organisation


1.   Definitions

As used herein, unless repugnant to the context the following definitions shall apply:


a. "Applicable Laws" means the legal requirements relating to Stock Options Plans, including, without limitation, the tax, securities or corporate laws of India, any stock exchange or quotation on which the shares are listed or quoted.

b. "Administrator" means or the Compensation & Benefits Committee duly appointed by the Board.

c.   "Board" means the Board of Directors for the time being of the Company.

d.   "Company" means Wipro Limited.

e. "Compensation and Benefits Committee" means the Compensation and Benefits Committee appointed by the Board.

f.   "Director" means a member of the Board.

g. "Disability" means permanent total disability" as defined under the Workmen's Compensation Act, 1993.

h. "Employee" means a permanent employee of the company working in India or out of India; or a director of the company, whether a whole time director or not; or an employee as defined in sub-clauses (a) or (b) of a subsidiary in India or out of India, or of a holding company of the company An Employee shall continue to be an Employee during the period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

i. "Eligible Employee" means an employee who qualifies for issue of Options under this Plan and who fulfills the minimum conditions of service and other conditions as decided in the evaluation process and will include new employees joining the Company. Promoter Employees and Promoter Directors are not eligible under this Plan. Further any person

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     holding 2% or more of the paid up share capital of the Company's equity shares at any time after the commencement of this Plan shall not be eligible under this Plan.

j. "Exercise" means making of an application by the employee to the company for issue of shares against option vested in him in pursuance of the plan and paying the exercise price for the options.

k. "Exercise Price" means, the price payable by the employee for exercising the option granted to him under the plan as may be decided by the Administrator from time to time.

l. "Exercise Period" means the time period after vesting within which the employee should exercise his right to apply for shares against the option vested in him in pursuance of the plan.

m. "Fair Market Value" of a share means average closing price of the shares during the 15 trading days preceding the date of grant on the Stock Exchange on which the shares of the company are listed. If the shares are listed on more than one stock exchange, but quoted only on one stock exchange during this period, then the prices on that stock exchange should be considered. If the share price is quoted on more than one stock exchange, then the stock exchange where there is the highest trading volume during this period should be considered.

n. "Option" means a Stock Option granted pursuant to the Plan, comprising of a right but not an obligation granted to an employee under the Plan to apply for and be allotted shares of the company at the exercise price determined earlier, during or within the exercise period, subject to the requirements of vesting.

o. "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

p. "Optionee" means the holder of an outstanding Option granted pursuant to this Plan.

q.   "Plan" means Wipro Employees Stock Option Plan 1999

r. "Shares" mean, the equity shares of the company which have no preference in respect of dividends or in respect of amounts payable in the event of any voluntary liquidation or winding up of the Company.

s. "Subsidiary" means a subsidiary of the Company, whether now or hereafter existing as defined under Section 4 of the Companies Act, 1956.

t. "Vesting" means the process by which the employee is given the right to apply for shares of the company against the option granted to him in pursuance of the plan.

u. "Vesting period" means the period after which the vesting of the option granted to the employee in pursuance of the Plan takes place.

4.   Quantum of shares subject to the Plan

a. The maximum number of the shares which shall be subject to Option under the Plan is as under:


        ----------------------------------------------------------------------
        Nominal value per share:     The maximum number of shares subject to
                                     option under the plan is
        ----------------------------------------------------------------------
        Rs. 2 (Two)                  5,000,000 (Five million)
        ----------------------------------------------------------------------

a.   The shares, which are subject to Option, shall be authorised but unissued.

b. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased shares, which were subject thereto, shall become available for future grant or sale under the Plan (unless the Plan has terminated).

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c.   Where shares are issued consequent upon exercise of an Option under the
     Plan, the maximum number of shares which are subject to option referred to in Section 4(a) above stands reduced to the extent of such shares issued.

5.   Administration of the Plan

The Plan shall be administered by the Administrator as per the provisions of the Plan.

6.   Powers of the Administrator

Subject to the provisions of the Plan and subject to the approval of any relevant authorities, the Administrator shall have the authority at its sole discretion to;

I.        determine Exercise Price;

II. select the Employees to whom Options may from time to time be granted hereunder;

III. determine the number of shares to be covered by each such Option granted hereunder;

IV.       determine the vesting period and the exercise period.

V. determine the number of shares and / or the exercise price in the case of bonus shares, preferential allotments (if any) and rights issues.

VI.       approve forms of agreement for use under the Plan;

VII. determine the terms and conditions, of any option granted hereinunder not being inconsistent with the provisions of the plan

VIII. prescribe, amend and rescind rules and regulations relating to the Plan; and

IX. construe and interpret the terms of the Plan and Options granted pursuant to the Plan

7.   Effect of Administrator's decisions

All decisions, determinations and interpretations of the Administrator shall be final and binding on all concerned.

8.   Eligibility for grant of options

a.   Only Employees are eligible for being granted options.

b.   Each Option shall be designated in the Option Agreement.

c. Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as an Employee with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, for any reason whatsoever.

9.   Rights of an Optionee

Unless and until the Options have been exercised and/or transferred/allotted to the name of the Optionee in accordance with the provisions of the Companies Act, 1956, the Optionee or his/her nominee shall not have any rights whatsoever as a shareholder including rights for receipt of dividend and/or for voting with respect to Options granted.

10.  Term of Plan

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The Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 20 of the Plan.


11.  Term of Option

The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than Eight (8) six (6) years from the date of grant thereof.

12.  Maximum quantum of options per optionee

The maximum quantum of Option per Optionee shall not exceed 5% of the total paid up equity capital during the tenure of the plan.

13.  Vesting periods of Options

a. The minimum vesting period of an Option shall not be less than a period of 12 months from the date of grant of the option.

b. The maximum vesting period of an Option shall not be more than a period 84 72 months from the date of the grant of the Option.

c. Subject to the minimum and maximum vesting periods of an Option referred to in Section 13(a) and (b) above, the Administrator shall have the sole discretion to decide upon the vesting periods in respect of any Optionee or a category of Optionee.


14.  Consideration payable by Optionees while exercising option

a. The consideration payable by an Optionee for exercising an Option would be as per the exercise price.

b. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment shall be determined by the Administrator at the time of grant. Such consideration may be paid by way of;

          i.        cash
          ii.       cheque or cheque equivalent

  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.


15.  Methodology of Exercise of Options

a.   Procedure for Exercise of Options

     An Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. The Option shall be deemed exercised when the Company receives;


          i. written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option
          ii. full payment for the shares with respect to which the Option is exercised.

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     Options will become exercisable in part or whole. The unexercised portion of the Option will continue to be available to the Optionee or the nominee, for exercise, in case of specified circumstances such as death, disability, etc upto such time frame as provided for in the stock option agreement.

a. Exercise of options in the case of separation of an Employee from the Company

          i. In the event of separation of an employee from the company due to reasons of permanent and total disability of the Optionee, the Optionee may exercise his or her Option both vested as well as unvested immediately after the date of permanent and total disability but in no event later than six months from the date of separation from employment.


          ii. In the event of death of an employee while in employment with the Company, the Options granted both vested and unvested may be exercised by the Optionee's nominee immediately after, but in no event later than six months from the date of Optionee's death.

          iii. In the event of termination of employment for reasons of misconduct, all options including those, which are vested but not exercised at the time of termination of employment, shall expire and stand terminated with effect from the date of such termination.

          iv. In the event of separation from employment for reasons of normal retirement or an early retirement approved by the company, the Options granted both vested and unvested may be exercised by the Optionee's nominee immediately after, but in no event later than six months from the date of Optionee's retirement

          v. In the event of separation of employment for reasons other than death or permanent and total disability or for misconduct or for normal retirement, all Options, which are not vested on the date of separation, shall expire and stand terminated with effect from the date of such separation. However, all options which has already been vested as on the date of separation may be exercised by the employee immediately but not later than one year 7 days from the date of separation of employment.

          vi. In the event of abandonment of service by an Optionee without company's consent, all Options including those, which are vested but were not exercised at the time of abandonment of service shall stand terminated with immediate effect. The date of abandonment of an employee shall be decided by the Company at its sole discretion which decision shall be binding on all concerned.


c.        Breach of the policies of the Company or the terms of employment


  In the event of breach of the policies of the company or the terms of employment by the Optionee, during the term of his employment and thereafter for a period of one year, all options including those which are vested but not exercised at the time of such breach shall expire and stand terminated with effect from the date of such breach.


16.  Consequence of failure to exercise Option

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The amount payable by the employee, if any, at the time of grant of Option:

a. may be forfeited by the company if the Option is not exercised by the employee within the exercise period; or

b. the amount may be refunded to the employee if the Options are not vested due to non-fulfillment of condition relating to vesting of option as per the Plan.



17.  Non transferability of Options

The Options granted under this Plan are not eligible to be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee, only by the Optionee.



18.  Adjustments of number and exercise price of Option in certain cases

a.   Capitalisation by way of issue of bonus shares:


     Subject to any required action by the shareholders of the Company, all the Options including those which are vested but were not exercised and / or, as well as the price per share covered by each such outstanding Option, shall be proportionately adjusted for any increase in the number of issued shares resulting from issue of bonus shares without receipt of consideration by the company.

b.   Issue of rights shares:

     Subject to any required action by the shareholders of the Company, all the options including those which are vested but were not exercised and/or the price per share covered by each such outstanding Option, shall be proportionately adjusted for any increase in the number of issued shares resulting from issue of rights shares.

c.   Issue of additional equity other than by way of issue of rights shares:

     In the event of issue of additional equity shares other than by way of rights share at less than fair market value, the Optionee shall have the right to acquire shares covered by each outstanding Option at the value at which the additional equity is infused, for a quantum, equivalent to the proportion of the awarded options bears to the total paid up equity capital of the Company before the infusion of equity.

d.   Merger or Asset sale:

     In the event of a merger of the Company with or into another company, all the options including those which are vested but were not exercised, and/or the price per share covered by each such outstanding shall be proportionately adjusted to give effect to the merger or asset sale.

e.   Dissolution or liquidation  of the Company:

     In the event of dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed

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     transaction. The Administrator at its discretion may provide for an
     Optionee to have right to exercise his or her Option until 15 days prior to such transaction as to all of the Optioned Stock covered thereby, including shares as to which the Option would not otherwise be exercisable.


19.  Time of granting Options

The date of grant of an Option shall be the date specified in the "Option Agreement".

20.  Amendment and Termination of the Plan

a.   Amendment and Termination:

The Board may subject to 20(b) below, at any time amend, alter, suspend or terminate the Plan provided that such variation is not prejudicial to the interest of the option holder.

b.   Shareholder approval:

The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.   Effect of Amendment or Termination:

No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee.


21.  Conditions Upon Issuance of shares

a.   Legal Compliance:

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

b.   Inability to obtain authority:

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.


22.  Reservation of Shares

The Company during the term of this Plan, shall at all times reserve and keep available such number of shares as part of its authorised share capital as shall be sufficient to satisfy the requirements of the Plan.


23.  Shareholder approval

The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required by Applicable Laws.

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                            STOCK OPTION AGREEMENT
             Pursuant to the Wipro Employee Stock Option Plan 1999

                                    Part I

                         Notice of Stock Option Grant

  You have been granted an option to purchase shares of the Company, subject to the terms and conditions of the Plan and the Option Agreement, as follows:

  Name of Optionee                   :
  Business Unit                      :

  Grant Number                       :
  Date of Grant                      :
  Exercise price per share           :
  Total number of options granted    :
  Total exercise Value               :
  Exercise period
  Expiration date of Option

  Vesting Schedule:


                                    Part II

                               Option Agreement

A.  Grant of Option

  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan and this Option Agreement. Subject to Section 20 of the Plan, in the event of a conflict between the terms and
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    conditions of the Plan and the terms and conditions of this Option
    Agreement, the terms and conditions of the Plan shall prevail.

B.  Terms and Conditions of Exercise of Option

    Subject to applicable laws, the Options under this agreement shall be exercised as below:

1. For an employee continuing in the service of Wipro, his/her vested Options can be exercised at any time within six years of grant of Options.

2. In the event of death or permanent disablement while in employment, Optionee / nominee can exercise both vested and unvested Options within six months of separation or death.

3. In the event of termination of employment for reasons of misconduct / abandonment of service without company's consent, all Options including those which are vested but not exercised at the time of termination will expire. In the case of abandonment of the company's decision on the date of such abandonment will be final and binding on all concerned.

4. In the case of separation due to reasons other than death, permanent and total disability or misconduct, all Options, which are not vested will expire from the date of termination. All Options which are vested as of the date of separation may be exercised by the Optionee within one month from the date of separation of employment.

5. In the case of normal retirement from the company, Optionee / nominee can exercise both vested and unvested Options within six months of retirement.

6. In the event of breach of the policies of the company or the terms of employment by the Optionee, during the term of his employment and thereafter for a period of one year, all options including those which are vested but not exercised at the time of such breach shall expire and stand terminated with effect from the date of such breach. In this context:

    i. Optionee confirms that he/she shall not engage himself/herself in activities that have and will have an adverse impact on the reputation of WIPRO.

    ii. Optionee confirms that while during the employment of Wipro he/she shall engage himself/herself exclusively in the work assigned by WIPRO and shall not take up any independent or individual assignments (whether the same is part time or full time, in an advisory capacity or otherwise) directly or indirectly without the express written consent of the Vice Chairman of the Company or the Head of Corporate Human Resources.

    iii. Optionee confirms that he/she shall not, directly or indirectly, engage in any activity or have any interest in, or perform any services for any person who is involved in activities, which are or shall be in conflict with the interests of Wipro.

    iv. In consideration of the options granted to the Optionee, as also, opportunities, training and access to new techniques and know-how that have been made available to the Optionee, Optionee confirms that he/she shall be bound by a confidentiality covenant. As part of this covenant, Optionee agrees to maintain as secret and confidential all Confidential Information (as defined herein) and shall not use or divulge or disclose any such Confidential Information except as may be required under obligation of law or as may be required by WIPRO and in the course of his/her employment. Such covenant shall endure during the course of Optionee's employment and for a period of one (1) year after the termination of his/her employment with WIPRO (irrespective of the circumstances of, or the reason for, the termination).

    v. Optionee understand that clause 6 above applies to such information that WIPRO believes is confidential and in this respect Optionee shall be guided by the Polices of WIPRO. Consequently, the Optionee understands that "Confidential Information" means all information about WIPRO that satisfies one or more of the following conditions:

          a. it has not been made generally available to the public either by WIPRO or by a third party with WIPRO's consent; or
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          b.   it is critical to WIPRO's current or anticipated business or research and development activities or those of a customer or supplier or associate or channel partner of WIPRO and the disclosure of the same would affect their competitiveness; or

          c. it either has been identified as confidential by WIPRO (orally or in writing) or it has been maintained as confidential from outside parties and is recognised as intended for internal disclosures only; or

          d. it either is of a nature that it gives a distinct edge to Wipro over competition when not shared with the competition, or is likely to give the same advantage to the competition or any other organisation / person / group of persons when shared with the organisation / person / group of persons; or

          e.   it is required to be kept confidential by any requirement of law.

          "Confidential Information" includes all trade related information, trade secrets, confidential and privileged information, customer information, employee related information, strategies, administration, research in connection with WIPRO and commercial, legal, scientific, technical data that are either provided to or made available to the employee by the Company to facilitate his work or that the employee is able to know or has obtained access by virtue of his employment or position with the Company.

          By way of illustration, the following are examples of Confidential
          Information:

          a. computer programmes, inventions, samples, designs, drawings, machines, tools, photographs, source codes, object codes, methods, concepts, formulas, algorithms, processes, technical specificiations, analyses, discoveries, improvements, marketing methods, manufacturing processes, research and development information;

          b. organisational matters, business plans, company Policies, sales forecasts, employee and personnel information (including information pertaining to their terms of employment, experience, contact details, appraisals, performance, competencies, specialised skills / expertise, medical information etc.);

          c. non-public financial information of WIPRO including the financial results of WIPRO for any period;

          d. Business Plans of WIPRO, monthly flash reports / actual reports / estimates circulated by WIPRO.

          e. current and prospective customer lists and information on customers and their employees;

          f. information relating to existing and potential intellectual property of WIPRO;

          g.   Dividend policy including the intended declaration of dividend.

          h. Issue of shares by way of public offers, rights issues, bonus issue, employee stock options.

          i. Major expansion plans or execution of new projects including information concerning amalgamations, mergers, acquisitions and takeovers being planned or contemplated by WIPRO and information concerning the purchase of major equipment or property and the disposal of any undertakings of WIPRO.

          j. Information relating to acquisition or loss of a significant contract, significant disputes with major suppliers, consumers or any Governmental or regulatory agency.

          k. Any information that may affect the earnings / profitability of WIPRO.

          l.   Any other change in policies, plans or operations of WIPRO.

     vi. During the course of Optionee's employment with the Company and for a period of one year after separation of his/her employment with WIPRO (irrespective of the circumstances of or the reason for the separation) the Optionee is under contractual obligation with the Company not to either directly or indirectly solicit, induce or encourage any existing employee to become associated with or perform services of any nature for any third party.

     vii. In connection with his/her employment and during the term of his/her employment Optionee shall disclose and assign to WIPRO as its exclusive property, all developments developed or conceived by the Optionee solely or jointly with others and shall in this context be guided by the policies of WIPRO.

     viii. Optionee shall respect and safeguard the trade secrets and confidential information of his/her former employers and will not disclose to WIPRO or use in WIPRO's business or activities, or cause WIPRO or its employees, directly or indirectly to use, any information or material that is confidential to any former employer, unless such information or material is no longer confidential or written consent of such former employer has been obtained. Optionee confirm that this clause extends to the intellectual property rights or proprietary information or information which could potentially be proprietary or of the nature of intellectual property that his/her previous employer has in relation to the Optionee's employment with such former employer.

     ix. Optionee confirms that he/she shall comply with the various policies of the Company that may be notified/amended from time to time.

     x. Any breach of the above clauses shall apart from cancellation of the Options granted under this agreement shall also be a ground for the Company proceeding against the Optionee for suitable legal action including damages.

     C.    Exercise of Option

           a.  Right to Exercise:
               This Option is exercisable during its term in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

           b.  Method of Exercise
               This Option is exercisable by delivery of an exercise notice, in the form attached as the "Exercise Notice", which shall state the choice to exercise the Option, the number of shares in respect of which the Option is being exercised (the "Exercised shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Corporate Executive Vice President-Human Resources of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

               No shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     D.    Method of Payment

           Payment of the aggregate Exercise Price shall be by cash or cheque / cheque equivalent for the shares in respect of which the Option is exercised.

     E.    Non transferability of Option

           The Options granted under this plan are not eligible to be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee, only by the Optionee.

     F.    Term of Option

           This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

G.   Entire Agreement

     The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

H.   No guarantee of continued service

     Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule herof is earned only by continuing as an employee at the will of the Company. Optionee further acknowledges and agrees that this agreement, the transactions completed hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment of the Optionee for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Company's right to terminate Optionee's relationship as an employee at any time with or without cause.

     By your signature and signature of the Company's representative below, you and the Company agree that this Option is granted and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below:

I.   Governing Law

     This agreement shall be governed by the internal substantive laws as well as the laws of India.

       OPTIONEE                     COMPANY

       Signature                    Signature
       Name     :                   Name         : Bijaya kumar Sahoo
       Residential Address :                       General Manager- Corporate HR
                                                   WIPRO Limited
                                                   Sarjapur Road
                                                   Bangalore - 560 035


     Signature & Name                             Signature & Name
     Witness for Optionee                         Witness for Company

  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meaning in the Option Agreement.

                         STOCK OPTION EXERCISE NOTICE


The Corporate Executive Vice President-HR
Wipro Limited
Duparc Trinity, 10/th/ Floor
17 M G Road, Bangalore

1. Exercise of Option

Effective today, ________________, _________ the undersigned ("Purchaser") hereby elects to purchase ____________ shares (the "shares") of _____________ (the "Company") under and pursuant to the Wipro Employee Stock Option Plan 1999 and the Stock Option Agreement dated _________ (the "Option Agreement"). The
purchase price for the shares shall be Rs. xxxxxx   as required by the Option
Agreement.

2.  Delivery of Payment

Purchaser herewith delivers to the Company the full purchase price for the
shares by way of cash / cheque for an amount of Rs.                     and
request  for the shares to be credited  to the purchaser's demat account no.
DP  ID             and DP Name:

3.  Representations of Purchaser

Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.  Rights as Shareholder

Until the issuance (as evidenced by the appropriate entry in the books of the Company or of a duly authorised transfer agent or depository of the Company) of the shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned shares, notwithstanding the exercise of the Option. The shares so acquired shall be issued to the Optionee as soon as practicable after excise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 18 of the Plan.

5.  Tax Consultation

Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the shares and that Purchaser is not relying on the Company for any tax advice.

6.  Entire Agreement

The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.

7.    Governing Law

This agreement shall be governed by the internal substantive laws as well as the laws of India.

Submitted by:                 Accepted by

PURCHASER               ___________________

______________          ___________________
Signature                      By

______________          ___________________
Print Name                     Its

Address                   Address

                          Date received

                                                                         Annex-G

                         STOCK OPTION EXERCISE NOTICE

The Company Secretary
Wipro Limited
Sarjapur Complex
76P & 80P
Doddakannelli Village
Sarjapur Road
Bangalore - 560 035

Through: Business Unit HR Head

1. Exercise of Option

Effective today, ________________, _________ the undersigned ("Purchaser") hereby elects to purchase ____________ shares (the "shares") of _____________ (the "Company") under and pursuant to the Wipro Employee Stock Option Plan xxxx and the Stock Option Agreement dated _________ (the "Option Agreement"). The purchase price for the shares shall be Rs. xxxxxxx, as required by the Option Agreement.

2. Delivery of Payment

Purchaser herewith delivers to the Company the full purchase price for the
shares by way of cash / cheque for an amount of Rs.                     and
request  for the shares to be credited  to the purchaser's demat account no.
DP  ID             and DP Name:

3. Representations of Purchaser

Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder

Until the issuance (as evidenced by the appropriate entry in the books of the Company or of a duly authorised transfer agent or depository of the Company) of the shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned shares, notwithstanding the exercise of the Option. The shares so acquired shall be issued to the Optionee as soon as practicable after excise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

5. Tax Consultation

Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement

The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.

7. Governing Law

This agreement shall be governed by the internal substantive laws as well as the laws of India.

Submitted by:

PURCHASER
______________
Signature

Name:            Employee No.

Address



                             For official use only
                             ---------------------


  Authorised  person from Business Unit HR Head



  1.  Optionee is alive and in service

  2.  Optionee has not submitted his resignation

  3.  Optionee has not breached any employment terms

  4.  No disciplinary action  is contemplated against Optionee

  5.  Optionee complies with the terms of WESOP agreement

  6. Optionee was on Loss of Pay for ------ (No of days) and hence his vesting period is extended upto
      -------  ( date)  ( strike off, if it doesn't apply)

  7   Any other Remarks



  Accepted by BU                  :

  Date  Received                  :

  Signature of authroised person  :

  Recommended for Exercise by Business Unit Human Resources Head: